UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
September 17, 2010
Date of Report (Date of earliest event reported)

SIGMATRON INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
2201 Landmeier Road, Elk Grove Village, Illinois 60007
(Address of principal executive offices) (Zip Code)
(847) 956-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.
     On September 17, 2010, the Company held its 2010 Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Act of 1934 and Regulation 14A thereunder for the purpose of (i) electing two Class II Directors to hold office until the 2013 Annual Meeting of Stockholders and (ii) ratifying the selection of BDO USA, LLP as registered public accountants of the Company for the fiscal year ending April 30, 2011. Each holder of common stock was entitled to one vote for each share held on the record date.
     The following individuals were elected as Class II Directors to hold office until the 2013 Annual Meeting of Stockholders: John P. Chen and Carl A. Zemenick. The number of shares cast for, and withheld with respect to the nominees were as follows:

Nominee	For	Withheld

John P. Chen	2,407,620	664,731

Carl A. Zemenick	2,407,120	665,231
     There were no broker non-votes with respect to the election of directors. The following persons are directors of the Company whose current term extends beyond the 2010 Annual Meeting of Stockholders: Thomas W. Rieck, Gary R. Fairhead and Dilip S. Vyas. There was no solicitation in opposition to management’s nominees for directors.
     The stockholders voted to approve the ratification of the selection of BDO USA, LLP as registered public accountants for the Company for the fiscal year ending April 30, 2011. A total of 3,056,366 shares were cast for such ratification, 10,560 shares were voted against, and 5,425 shares abstained. Additionally, there were 0 broker non-votes with respect to such ratification.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.
Date: September 21, 2010	By:	/s/ Gary R. Fairhead
		Name:	Gary R. Fairhead
		Title:	President and Chief Executive Officer